UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2018

LIVEXLIVE MEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-167219	98-0657263
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

269 South Beverly Drive, Suite 1450

Beverly Hills, California 90212

(Address of principal executive offices) (Zip Code)

(310) 601-2500

(Registrant’s telephone number, including area code)

 n/a

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01	Other Events.

On January 22, 2018, LiveXLive Media, Inc. (“the Company”) announced that the underwriters of its previously announced underwritten public offering have exercised their over-allotment option to purchase an additional 460,200 shares of common stock from the Company at the public offering price of $4.00 per share, less the underwriting discount.  The sale of the additional shares closed on January 23, 2018.

The Company’s press release announcing the exercise of the over-allotment option is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company’s filing under this Item 8.01 is not an admission as to the materiality of any information reported under this Item 8.01 that is required to be disclosed solely by Regulation FD.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1*	Press release, dated January 22, 2018.

* Furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEXLIVE MEDIA, INC.

/s/ Robert S. Ellin
	Name:	Robert S. Ellin
Dated: January 23, 2018	Title:	Chief Executive Officer and Chairman of the Board of Directors

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